                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is dated as of February 24, 1997 and is by and between Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), and Alamo Bagels, L.P., a Delaware limited partnership ("Alamo").

                                  WITNESSETH:

          WHEREAS, the Company has agreed to provide Alamo with certain registration rights as set forth herein in connection with the purchase by Alamo on the date hereof of certain securities of the Company.

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     1.1  "Business Day" means any day on which the Nasdaq National Market is
           ------------
open for trading.

     1.2  "Closing Date" means February 24, 1997.
           ------------

     1.3  "Common Stock" means the common stock, par value $.01 per share, of
           ------------
the Company.


     1.4  "Eligible Securities" means all or any portion of the Common Stock
           -------------------
acquired by Alamo pursuant to that certain Stock Purchase Agreement of even date herewith between Alamo and the Company and all other securities issued with respect thereto by reason of dividends, stock splits, combinations or similar transactions.

     1.5  "Fair Market Value" means (i) if the Common Stock is listed on a
           -----------------
national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s Nasdaq National Market System ("Nasdaq/NMS"), the closing sale price of the Common Stock on such exchange or Nasdaq/NMS, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale.

     1.6  "Person" means an individual, a partnership (general or limited),
           ------
corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

     1.7  The terms "register," "registered" and "registration" refer to a
                     ---------   ----------       ------------
registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

     1.8  "Registration Expenses" means all expenses incident to the Company's
           ---------------------
performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s), accountants and experts in connection with the registration of Eligible Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (iv) SEC or blue sky registration fees attributable to Eligible Securities; (v) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys;
(vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Eligible Securities to be disposed of; and (vii) fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed; provided, however, that Registration Expenses with respect to any Eligible Registration pursuant to this Agreement shall not include underwriting discounts or commissions attributable to Eligible Securities, transfer taxes applicable to Eligible Securities, or any fees and disbursements of any legal counsel, accountant or other expert or professional advisor retained by a Stockholder.

     1.9  "Registration Period" means the period from September 15, 1997 to
           -------------------
December 31, 1997 in which Stockholder may demand registration of the Eligible Securities.

     1.10  "Resale Registration Statement" shall have the meaning set forth in
            -----------------------------
Section 2.1(a) hereof.

     1.11  "SEC" means the Securities and Exchange Commission.
            ---

     1.12  "Securities Act" means the Securities Act of 1933, as amended, and
            --------------
the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

     1.13  "Selling Stockholder" means any Stockholder requesting the
            -------------------
registration of Eligible Securities registered pursuant to Article 2 hereof.

     1.14  "Stockholder" means Alamo while holding Eligible Securities and any
            -----------
person holding Eligible Securities to whom the rights under this Agreement have been transferred in accordance with Section 6.8 hereof.

                                   ARTICLE 2

                              DEMAND REGISTRATION

     2.1  Registration of Shares on Request.
          ----------------------------------

          (a) Upon the written request to register Eligible Securities by any Stockholder of Eligible Securities during the Registration Period, the Company shall prepare and file with the Commission a registration statement under the Securities Act, on such form and in such manner as the Company may deem appropriate, covering the offer and sale of the Eligible Securities (such number of shares to be registered as specified in such written request) by the Selling Stockholders thereof directly to the public or in a public transaction to or through a broker, dealer or market maker (the "Resale Registration Statement"); provided, however, that the Company shall not be obligated to effect any such
--------  -------
Resale Registration Statement pursuant to this Section 2.1(a) if (i) the Company has already registered the Eligible Securities in accordance with Section 2.1(f) hereof, or (ii) the aggregate number of the Eligible Securities as shall be specified in such written request, together with the number of Eligible Securities requested to be registered by Non-Requesting Stockholders pursuant to
Section 2.1(c) hereof, is less than 231,023. The Company shall be permitted to include in such Resale Registration Statement such other shares of Common Stock that it deems desirable in its sole discretion.

          (b) The Company shall be entitled to postpone the filing of any registration statement required to be prepared and filed by it pursuant to a Stockholder's written request under this Article 2 if (i) the Company is currently engaged in a self-tender or exchange offer and the filing of a registration statement would cause a violation of the Exchange Act, (ii) an underwriter or group of underwriters used by, or proposed to be used by, the Company in connection with a registered public offering certifies that the registration of such Eligible Securities would have an adverse effect on, or would make impracticable, such registered public offering. In the event of such postponement, the Company shall be required, upon the request of such Selling Stockholders, to file the registration statement pursuant to this Article 2 as soon as practicable after the termination or consummation of any of the events set forth in (i) and (ii) above.

          (c) In the event the Company receives a request from a Stockholder to effect the registration of Eligible Securities pursuant to Section 2.1(a) hereof, the Company will notify each other person holding Eligible Securities to whom the rights under this Agreement have been transferred in accordance with
Section 6.8 hereof (the "Non-Requesting Stockholders") that it intends to effect the registration of Eligible Securities. Thereafter, upon the written request of any of the Non-Requesting Stockholders within ten (10) Business Days after the giving of such notice by the Company, the Company will use all reasonable efforts to effect the registration of the number of Eligible Securities in which the Company has been so requested by such Non-Requesting Stockholders to register.

          (d) The Company shall not be obligated to file more than one registration statement in response to a request from a Stockholder delivered pursuant to this Article 2.

          (e) The Company (as between the Company and the Selling Stockholders) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 2.

          (f) If at any time prior to the request by a Stockholder to register Eligible Securities pursuant to this Article 2, the Company registers the Eligible Securities in accordance with Article 3 of this Agreement on a registration statement covering the offer and sale of the Eligible Securities by the Stockholders thereof directly to the public or in a public transaction to or through a broker, dealer or market maker, then the Company's obligation under
Section 2.1(a) hereof to file a registration statement upon the request of a Stockholder shall be deemed to have been satisfied and the Stockholder's right to request registration of the Eligible Securities under Section 2.1(a) shall be terminated.

                                   ARTICLE 3

                            REGISTRATION PROCEDURES

     3.1  Registration and Qualification.
          -------------------------------

          (a) If and whenever the Company is required to effect the registration of any Eligible Securities under the Securities Act as provided in Article 2 hereof, the Company will, as promptly as is practicable, register the Eligible Securities under the Securities Act and use reasonable efforts to cause the registration statement to become effective;

          (b) The Company shall prepare and file with the SEC such amendments and supplements to any registration statement registering Eligible Securities and the prospectus used in connection therewith as may be necessary to keep such registration statement effective, and comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities, until the earliest of (i) such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Selling Stockholders as set forth in the Resale Registration Statement, (ii) the expiration of two years after the date the Resale Registration Statement has been declared effective by the SEC, (iii) the date on which such Eligible Securities are permitted to be sold in their entirety within any three month period pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act, or (iv) the date on which all of such Eligible Securities shall have been transferred pursuant to an applicable exemption under the Securities Act, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and such securities shall be freely transferable to the public without registration under the Securities Act; provided, however, that in the event that the Company shall
                --------  -------
notify the Selling Stockholders of the happening of any event which causes the prospectus included as part of such registration statement, as then in effect, to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Selling Stockholders shall thereafter sell no shares under such registration statement until the Company has filed an amendment or supplement to the prospectus to cause the prospectus not to include an untrue statement of a material fact or omit to state any material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall be obligated to promptly amend or supplement the prospectus so that the prospectus does not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (c) The Company will use its reasonable best efforts to register or qualify such Eligible Securities under the blue sky laws of such jurisdictions as any Selling Stockholder reasonably requests and to do any and all other acts which may be reasonably necessary to enable such Selling Stockholder to consummate the disposition in such jurisdictions of the Eligible Securities owned by such Selling Stockholder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

          (d) The Company may require the Selling Stockholders to furnish to the Company such information regarding the Selling Stockholders and the distribution of the Eligible Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration;

          (e) The Company shall provide to each Selling Stockholder such number of copies of the Resale Registration Statement, each amendment and supplement thereto, the prospectus included in such Resale Registration Statement (including each preliminary prospectus) and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Eligible Securities registered pursuant to such registration statement; and

          (f) The Company will provide a transfer agent and registrar for all Eligible Securities not later than the effective date of the registration statement, and use its reasonable best efforts to cause the Eligible Securities to be listed on each securities exchange or national market system on which the Common Stock is then listed.

          (g) The Company may, by notice given to all Selling Stockholders covered by the Resale Registration Statement, require such Selling Stockholders not to make any sale of Eligible Securities pursuant to the Resale Registration Statement if (i) in the opinion of the Company, (x) securities laws applicable to such sale would require the Company to disclose material non-public information ("Non-Public Information") and (y) the disclosure of such Non-Public Information would adversely affect the Company or (ii) such sale would occur during the measurement period (a "Measurement Period") for determining the amount of Common Stock, or the amount of any other consideration the amount of which will be based on the price of the Common Stock, in connection with the acquisition of a business or assets by the Company. In the event the sales under the Resale Registration Statement are deferred because of the existence of Non-Public Information, the Company will notify the Selling Stockholders promptly upon such Non-Public Information being included by the Company in a filing with the SEC, being otherwise disclosed to the public (other than through the actions of a Selling Stockholder) or ceasing to be material to the Company, and upon such notice being given by the Company, the Selling Stockholders shall again be entitled to sell Eligible Securities pursuant to the Resale Registration Statement. In the event such sales are deferred because it is proposed to be made during a Measurement Period, the Company shall specify, in notifying the Selling Stockholders of the deferral of its or their rights to use the Resale Registration Statement, when the Measurement Period will end, at which time the Selling Stockholders shall again be entitled to sell Eligible Securities pursuant to the Resale Registration Statement. If the Measurement Period is thereafter changed, the Company will promptly notify the Selling Stockholders of such change and upon the end of the Measurement Period as so changed, the Selling Stockholders will again be entitled to sell Eligible Securities pursuant to the Resale Registration Statement. If the acquisition agreement to which such Measurement Period relates is terminated prior to the end of the Measurement Period, the deferral period hereunder shall end immediately and the Company will notify the Selling Stockholders of the end of the deferral period.

                                   ARTICLE 4

                                INDEMNIFICATION

     4.1  Indemnification.
          ----------------

          (a) In the event of any registration of any Eligible Securities hereunder, the Company agrees to indemnify and hold harmless each Stockholder who exercises his or its registration rights hereunder and, to the extent applicable, its directors and officers, its partners, its trustees and each Person who controls any of such Persons, each Person who participates as an underwriter in the offering or sale of any Eligible Securities, and each Person, if any, who controls such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company or such underwriter by such Selling Stockholders expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Selling Stockholder or any such Person and shall survive the transfer of such securities by the Selling Stockholders.

          (b) The Selling Stockholders, by virtue of exercising their registration rights hereunder, agree and undertake to severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article 4) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, and each Person who participates as an underwriter in the offering or sale of such securities, each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any final prospectus included therein, or any amendment or supplement thereto, but only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by such Selling Stockholders to the Company expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by the Selling Stockholders and the expiration of this Agreement.

          (c) Indemnification similar to that specified in the preceding subdivisions of this Article 4 (with appropriate modifications) shall be given by the Company and the Selling Stockholders with respect to any required registration or other qualification of such Eligible Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

                                   ARTICLE 5

                                    BENEFITS

     5.1  Benefits of Registration Rights.  Subject to the limitations of
          -------------------------------
Section 2.1(c) hereof, Stockholders may severally or jointly exercise the registration rights hereunder in such manner and in such proportion as they shall agree among themselves.

     5.2  Qualification for Rule 144 Sales.  Upon the written request of any
          --------------------------------
Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with the filing requirements described in Rule 144(c)(1).

                                   ARTICLE 6

                                 MISCELLANEOUS

     6.1  Captions.  The captions or headings in this Agreement are for
          --------
convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

     6.2  Severability.  If any clause, provision or section of this Agreement
          ------------
shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

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

     6.3  Governing Law.  This Agreement shall be construed and enforced in
          -------------
accordance with the internal laws of the State of Delaware, without reference to its rules as to conflicts or choice of laws.

     6.4  Modification and Amendment.  This Agreement may not be changed,
          --------------------------
modified, discharged or amended, except by an instrument signed by the Stockholders owning at least 75% of the Eligible Securities.

     6.5  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be an original, but all of which together shall constitute one and the same instrument.

     6.6  Entire Agreement.  This Agreement constitutes the entire agreement and
          ----------------
understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

     6.7  Notices.  All notices, requests, demands, consents and other
          -------
communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day if sent by overnight courier or after five (5) Business Days if sent by mail. Notice to Stockholders shall be made to the address listed on the stock transfer records of the Company.

     6.8  Transfer of Registration Rights.  The rights to cause the Company to
          -------------------------------
register Eligible Securities granted to Alamo hereunder may not be assigned without the consent of the Company. Any permitted transfer of registration rights pursuant to this Section shall be effective upon receipt by the Company of written notice from Alamo or such other Stockholder transferring Eligible Securities (i) stating the name and address of the transferee, (ii) the number of Eligible Securities transferred and (iii) the date of transfer, which notice shall be accompanied by an agreement of the transferee stating that all of the terms and provisions of this Agreement will be binding upon and enforceable against such transferee.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

                              EINSTEIN/NOAH BAGEL CORP.



                              By: /s/ Joel M. Alam
                                  -----------------------------------
                              Title: Vice President and Secretary
                                     --------------------------------



                              ALAMO BAGELS, L.P.


                              By:   Alamo Bagels, Inc.
                              Its:  General Partner

                              By: /s/ Pearce B. Tucker
                                 ------------------------------------
                              Title: President
                                     --------------------------------



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